UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2007 (June 15, 2007)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2026 McGaw Avenue Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 428-8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Composite Technology Corporation (the “Registrant” or “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan”, or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations, and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward looking statements to conform these statements to actual results.

Item 1.01  Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the document described below. The discussion is qualified in its entirety by the full text of the agreement, which is attached to this Current Report on Form 8-K as an exhibit.

Enerserve Wind Turbine Supply Agreement

On June 15, 2007, DeWind, Inc. (“DeWind”), a subsidiary of the Company, entered into a Wind Turbine Supply Agreement (“Supply Agreement”) with Enerserve Limited (“Enerserve”) whereby DeWind shall engineer, deliver to dock, supervise the installation of, and commission certain wind turbine equipment and materials (“Turbine Equipment”) in order to facilitate Enerserve’s development of a wind power farm in Chile (“Chilean Farm”).

DeWind agreed to manufacture and deliver the Turbine Equipment to both the port of Hamburg in Germany (“Hamburg Port”) and the TECO Dock in Round Rock, Texas (“Texas Dock”) by April 18, 2008. Enerserve shall transport, deliver, unload, and install the Turbine Equipment at the site specified in the Supply Agreement (“Project Site”) under DeWind’s supervision. For a period of twenty (20) years following the date upon which the commissioning of the wind turbines on the Chilean Farm (“Wind Turbines”) has been completed and the Wind Turbines are capable of generating continuous electrical energy (“Substantial Completion”), DeWind agreed to sell to Enerserve such spare parts as required for the Turbine Equipment at commercially reasonable and market-competitive prices, terms, and conditions, provided that such spare parts requested by Enerserve are still being manufactured as of the date such spare parts are ordered by Enerserve. In the event that DeWind or its subcontractors cease to trade such spare parts, DeWind shall place into an escrow account manufacturing details of key wind turbine components relating to the Supply Agreement.

The Supply Agreement requires Enerserve to pay DeWind the total cost for the Turbines (“Contract Price”), in U.S. dollars and in the following installments: 20% of the Contract Price upon execution of the Supply Agreement; 30% of the Contract Price upon Enerserve’s notice to proceed with performance of obligations under the Supply Agreement issued to DeWind; 40% upon delivery of the Turbine Equipment to the Hamburg Port; 5% upon substantial completion; and 5% upon substantial completion, completion of certain construction and mechanical adjustments, and removal of DeWind’s tools, equipment, and debris from the Project Site. Title to the Turbine Equipment shall transfer to Enerserve upon payment of the Contract Price.

Pursuant to the Supply Agreement, DeWind shall provide Enerserve with a guarantee from the Registrant for the sole benefit of Enerserve to cover any advance payments made by Enerserve prior to delivery to the Hamburg Port and Texas Dock, which shall expire on such delivery. Upon the expiration of such guarantee, DeWind shall provide Enerserve with a guarantee from the Registrant for the sole benefit of Enerserve to cover reasonable costs and expenses incurred by Enerserve in connection with certain operating deficiencies or failures, which shall remain in effect until the expiration of the manufacturer’s warranty on the Wind Turbines.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the aforementioned transaction document contained in Exhibit 10.4 which is incorporated herein by reference.

Common Stock and Warrant Financing

On June 18, 2007, Composite Technology Corporation, a Nevada corporation (the "Company") entered into a Security Purchase Agreement, the form of which is attached hereto as Exhibit 10.1 (the "Purchase Agreement"), with the purchasers named therein (the "Purchasers"). CapStone Investments acted as the placement agent and financial advisor for this transaction. On June 19, 2007, pursuant to the Purchase Agreement, the Company issued Units ( the "Units") to the Purchasers, consisting of common stock and common stock warrants. Each four Units purchased consisted of four shares of unregistered common stock of the Company (the "Common Stock") and one warrant (the "Warrants") to purchase a share of common stock at an exercise price of $1.40 per warrant and expiring in June 2010 (as exercised, collectively the "Warrant Shares"). Each Unit was priced at $0.99. The Company sold a total of 5,050,505 Units for an aggregate value of $5,000,000 and representing 5,050,505 shares of Common Stock. The transaction closed on June 19, 2007.

The Purchasers received Warrants in the form attached hereto as Exhibit 10.2. Pursuant to the terms of Warrants, the Purchasers are entitled to purchase up to 1,262,626 shares of common stock of the Company at an exercise price of $1.40 per share. The Warrants have a term of 36 months after the issue date of June 19, 2007. The fair value of the Warrants on the date of issuance was $813,760.

The securities sold pursuant to the Purchase Agreements have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. Pursuant to the Registration Rights Agreements in the form attached hereto as Exhibit 10.3, the Company is required to file a registration statement on Form S-1 or Form S-3 (the "First Registration Statement") within 30 business days after the closing of the transaction for purposes of registering the resale of all of the Common Stock and any shares of capital stock of the Company issued or issuable with respect to the Warrant Shares and the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercises of the Warrants (together with the Warrant Shares, the "Registrable Securities").

Furthermore, pursuant to the Registration Rights Agreement, the Company is required to file a second registration statement on Form S-1 or Form S-3 (the "Second Registration Statement"), if necessary, within 15 business days after the First Registration Statement has been declared effective for purposes of registering the resale of the Warrant Shares and the balance of the sum of the combined number of shares of Common Stock issued and the number of Warrant Shares issued and issuable pursuant to the Warrants.

If the Company fails to timely file either resale registration statement by the filing deadline, it will be required to pay cash penalties in the amount of one percent (1%) of the Unit price up to a maximum of twelve percent (12%), subject to the terms of the Registration Rights Agreement.

As a result of this transaction, we have triggered certain anti-dilution provisions in our previously issued debt and related stock warrants as follows:

We reset the conversion price of the $5,013,200 remaining on our 6% 2004 convertible debt due August 2007 from $1.41 to $1.40 per share. If converted, the effect of the reset price will be to increase the shares issuable from 3,555,461 to 3,580,857. The fair value of the 25,396 additional shares issuable was $29,460at June 19, 2007 market prices. We will record this balance as additional debt discount which will be amortized to interest expense beginning on June 19, 2007 over the approximately two-month remaining life of the August 2004 Debentures due August 2007.

We reset the exercise price of 12,290,418 warrants associated with the 2007 convertible debt from $1.12 per warrant to $1.11 per warrant and recorded an expense of $23,824. The charge represents the difference between the fair value of the re-priced warrants immediately before their re-pricing and the fair value of the warrants after their re-pricing.

We reset the exercise price of 4,307,275 warrants associated with the 2004 convertible debt from $1.41 per warrant to $1.40 per warrant and recorded an expense of $11,416. The charge represents the difference between the fair value of the re-priced warrants immediately before their re-pricing and the fair value of the warrants after their re-pricing. No other warrants or convertible debt subject to anti-dilution protection were reset as a result of this transaction as the dilutive impact of this issuance was less than one cent per share.

We used the Black-Scholes Merton option pricing model to value the fair value of the warrants issued and modified using the following assumptions. The market price was $1.16, the ten day volume weighted average price used to price the transaction, volatility was based on the remaining life of the warrants, between 74% and 90%, the remaining life of the warrants was between 1.2 and 3 years, the risk free rate was 4.94-4.98%%, and the dividend yield of 0%.

The financing was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").

CapStone Investments ("CapStone") acted as the placement agent and financial advisor for this transaction. CapStone received cash fees consisting of six percent (6%) of the gross proceeds and warrants to purchase 302,272 shares of the Company's common stock at $1.40 per share under the same terms as the Unit warrants. The fair value of the warrants on the date of issuance was $194,800.
The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 10.1 through 10.3, each of which is incorporated herein by reference.

Item 3.02 Sale of Unregistered Securities

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

As set forth under Item 1.01 above, on June 18, 2007, we issued approximately 5 million shares of Common Stock and Warrants to purchase approximately 1.5 million shares of our common stock to certain investors and as placement fees for the Transaction. We also granted additional warrants to purchase common stock to prior shareholders in connection with price-based, anti-dilution rights triggered by the Transaction.

All of these investors represented that they were "accredited" investors as defined under Rule 144 of the Securities Act of 1933, as amended. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Item 8.01  Other Events

On June 18, 2007, DeWind terminated the Turbine Supply Agreement with XRG Development Partners dated as of March 27, 2007 pursuant to which the DeWind agreed to supply wind turbines in exchange for payment from XRG at various stages of turbine development. XRG failed to pay a mandatory reservation payment of $5.94 million as specified under the XRG Agreement prior to the due date. DeWind notified XRG of this breach on May 11, 2007. Because XRG failed to cure such breach, DeWind notified XRG that it had terminated this agreement on June 18, 2007. There were no material early termination penalties incurred by DeWind.

Item 9.01 Financial Statements and Exhibits

(c)     Exhibits.

Exh. No.	Description
10.1	Securities Purchase Agreement dated as of June 18, 2007 by and among the Registrant and the other parties listed therein
10.2	Form of Warrant
10.3	Registration Rights Agreement dated as of June 18, 2007 by and among the Registrant and the other parties listed therein
10.4	Wind Turbine Agreement, dated as of June 15, 2007, by and between DeWind, Inc. and Enerserve Limited.
99.1	Press Release dated as of June 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSITE TECHNOLOGY CORPORATION
(Registrant)

Date: June 20, 2007	/s/ Benton H Wilcoxon
Benton H Wilcoxon, Chief Executive Officer